Exhibit 5.1

140 Scott Drive Menlo Park, California 94025 Tel: +1.650.328.4600 Fax: +1.650.463.2600 www.lw.com FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
April 27, 2026	Brussels	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
Bloom Energy Corporation	Hamburg	Seoul
4353 North First Street	Hong Kong	Silicon Valley
San Jose, California 95134	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re: Registration Statement on Form S-3ASR (No. 333-282117); 3,531,073 shares of Class A common stock, $0.0001 par value per share

To the addressee set forth above:

We have acted as special counsel to Bloom Energy Corporation, a Delaware corporation (the “Company”), in connection with the resale from time to time of 3,531,073 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), by the selling securityholder as described in the Prospectus (as defined below). The Shares are issuable upon the exercise of an outstanding warrant to purchase shares of Class A common stock (the “Warrant”). The resale of the Shares is covered by the registration statement on Form S-3ASR under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on September 13, 2024 (Registration No. 333-282117) (the “Registration Statement”), a base prospectus dated September 13, 2024 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”) and a prospectus supplement dated April 27, 2026 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

April 27, 2026

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holder of the Warrant, and have been issued by the Company against payment therefor (not less than par value) upon exercise of the Warrant in accordance with its terms, the issuance of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

With your consent, we have assumed (a) that the Warrant has been duly authorized, executed and delivered by the parties thereto other than the Company and (b) that the status of the Warrant as a legally valid and binding obligation of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated April 27, 2026 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP